Exhibit 99.1

Marathon Digital Holdings Announces the Closing of its Acquisition of Bitcoin Mining Sites

Fort Lauderdale, FL – January 16, 2024 – Marathon Digital Holdings, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), a leader in supporting and securing the Bitcoin ecosystem, has closed its previously announced acquisition of two operational Bitcoin mining sites, totaling 390 megawatts of operational capacity, from Generate Capital.

“With the closing of this acquisition, we have officially made the transition to a more sophisticated organization with a diversified portfolio of Bitcoin mining assets,” said Fred Thiel, Marathon’s chairman and CEO. “Our mining portfolio now consists of approximately 910 megawatts of capacity, 45% of which resides on sites we directly own, and 55% of which is hosted by third parties. We look forward to integrating these assets into our portfolio, where we can leverage our cutting-edge technologies to improve efficiencies, and, over the next 18-24 months, scaling our operations to 50 exahashes of capacity.”

Salman Khan, Marathon’s chief financial officer, added, “This transaction was made possible by Marathon’s ability to act opportunistically and decisively, as well as by the strong balance sheet we have built over the past year. We look forward to realizing the synergies from this transaction, including the anticipated reduction in our bitcoin production costs, as we begin incorporating these new assets into our operations.”

David Hirsch, Principal at Generate Capital, commented, “This transaction demonstrates Generate’s strong operational capabilities, and we are excited for Marathon to take over stewardship of the Kearney and Granbury data centers, which are some of the most efficient data centers and largest controllable load resource assets in the North America. Marathon is well placed to fully realize the potential of these assets for their stakeholders.”

Additional information about this transaction can be found in the following resources, all of which are available on the Company’s investor relations website.

-	December 2023 Business Update, dated December 19, 2023

○	Press Release

○	Frequently Asked Questions (FAQ)

○	Webcast

○	Presentation

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Future changes in the network-wide mining difficulty rate or Bitcoin hash rate may also materially affect the future performance of Marathon’s production of bitcoin. Additionally, all discussions of financial metrics assume mining difficulty rates as of January 2024. See “Forward-Looking Statements” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

About Marathon Digital Holdings

Marathon is a digital asset technology company that focuses on supporting and securing the Bitcoin ecosystem. The Company is currently in the process of becoming one of the largest and most sustainably powered Bitcoin mining operations in North America.

For more information, visit www.mara.com, or follow us on:

Twitter: @MarathonDH

LinkedIn: www.linkedin.com/company/marathon-digital-holdings

Facebook: www.facebook.com/MarathonDigitalHoldings

Instagram: @marathondigitalholdings

Marathon Digital Holdings Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com

Marathon Digital Holdings Media Contact:

Email: marathon@wachsman.com